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                                                                   EXHIBIT 10.20



                           LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of January 9, 2002 by and between Packeteer, Inc. ("Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated January 19, 1999, as may be amended from time to time, (the "Domestic Loan Agreement") and an Export-Import Bank Loan and Security Agreement, dated January 19, 1999, as may be amended from time to time, (the "Exim Loan Agreement"). The Domestic Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) and the Exim Loan Agreement provided for, among other things, an Exim Committed Line in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000). In connection with the Exim Loan Agreement, Borrower will execute concurrently herewith, a Borrower Agreement. The Domestic Loan Agreement has been modified pursuant to a Loan Modification Agreement dated January 9, 2001, pursuant to which, among other things, the original principal amount of the Committed Revolving Line was increased to Five Million Dollars ($5,000,000). The Exim Loan Agreement has been modified pursuant to a Loan Modification Agreement dated January 9, 2001, pursuant to which, among other things, the original principal amount of the Exim Committed Line was increased to Five Million Dollars ($5,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreements.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and an Intellectual Property Security Agreement dated January 19, 1999. Additionally, repayment of the Exim Committed Line is guaranteed by the Export Import Bank of the United States ("EXIM").

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Domestic Loan Agreement.

          1. Subsection (ii) under Section 6.7 entitled "Financial Covenants" is hereby amended to read:

               (II) PRO-FORMA PROFITABILITY. Borrower will have a minimum pro-forma profit of $500,000 per quarter, except that Borrower may suffer losses not to exceed $2,000,000 for the quarter ending December 31, 2001; $1,500,000 for the quarter ending March 31, 2002; and $1,000,000 for the quarter ending June 30, 2002. Notwithstanding the foregoing, for the quarter ending September 30, 2002 Borrower shall achieve at least $100,000 in Pro-forma profit. For calculation purposes, Pro-forma is defined as net income excluding non-cash acquisition related and stock based compensation charges.

          2. Sub-letter (d) of Section 6.2 entitled "Financial Statements, Reports, Certificates" is hereby amended to read as follows:

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               Borrower has the right to audit Borrower's Collateral at
               Borrower's expense, but the audits will be conducted no more often than every 6 months unless an Event of Default has occurred and is continuing.

          3. The following term under Section 13.1 entitled "Definitions" is hereby amended to read as follows:

               "Revolving Maturity Date" is May 31, 2003.

     B.   Modification(s) to Exim Loan Agreement.

          1. Subsection (ii) Section 6.10 entitled "Financial Covenants" is hereby amended to read:

               (ii) Pro-forma Profitability. Borrower will have a minimum pro-forma profit of $500,000 per quarter, except that Borrower may suffer losses not to exceed $2,000,000 for the quarter ending December 31, 2001; $1,500,000 for the quarter ending March 31, 2002; and $1,000,000 for the quarter ending June 30, 2002. Notwithstanding the foregoing, for the quarter ending September 30, 2002 Borrower shall achieve at least $100,000 in Pro-forma profit. For calculation purposes, Pro-forma is defined as net income excluding non-cash acquisition related and stock based compensation charges.

          2. Sub-letter (d) of Section 6.2 entitled "Financial Statements, Reports, Certificates" is hereby amended to read as follows:

               Borrower has the right to audit Borrower's Collateral at Borrower's expense, but the audits will be conducted no more often than every 6 months unless an Event of Default has occurred and is continuing.

          3. The following terms under Section 13.1 entitled "Definitions" are hereby amended to read as follows:

               "Exim Maturity Date" is May 31, 2003.

               The following is incorporated under the defined term "Exim Eligible Foreign Accounts"

               (o) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF FEES. Borrower shall pay to Bank a fee in the amount of Seventeen Thousand Seven Hundred Eight Dollars ($17,708) for Committed Revolving Line and Thirty Nine Thousand Six Hundred Sixty Seven Dollars ($39,667) for the Exim Committed Line (collectively the "Loan Fee"), plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

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7.   CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                               BANK:

PACKETEER, INC.                         SILICON VALLEY BANK

By:                                     By:
   ---------------------------------       -------------------------------------
Name:                                   Name:
     -------------------------------         -----------------------------------
Title:                                  Title:
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